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                                                                      EXHIBIT 15





            LETTER REGARDING UNAUDITED INTERIM FINANCIAL INFORMATION




The Board of Directors and Shareholders
Marine Drilling Companies, Inc.:

Re:  Registration Statement   No. 33-56920 on Form S-8 dated January 11, 1993
                              No. 33-54909 on Form S-3 dated August 3, 1994
                              No. 33-61901 on Form S-8 dated August 17, 1995
                              No. 333-6997 on Form S-3 dated June 27, 1996, as amended
                              No. 333-6995 on Form S-4 dated June 27, 1996, as amended

  With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated April 18, 1997, related to our review of interim financial information. Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered part of a registration statement prepared or certified by an accountant within the meanings of Sections 7 and 11 of the Act.





                                                         KPMG PEAT MARWICK LLP



Houston, Texas
April 18, 1997